EXHIBIT 99.1

Illini Corporation

3200 West Iles Avenue
Springfield, Illinois 62704

Tel (217) 787 –5111 Fax (217) 547-9659

NEWS RELEASE

For Immediate Release

Media Contact:
Dennis Guthrie
217/787-5111, Extension 214

ILLINI ANNOUNCES EARNINGS

SPRINGFIELD, IL. January 10, 2005. Gaylon E. Martin, President of Illini Corporation (OTC:ILIN), announced the earnings of Illini Corporation. Illini is headquartered in Springfield and owns Illini Bank and Farmers State Bank of Camp Point. Illini had total assets of $237.5 million at December 31, 2004. Earnings for the three months and twelve months ending December 31, 2004 were $0.32 and ($2.95) per share, respectively.

* * * * END * * * *

This news release may include forward-looking statements based on the Company’s expectations and assumptions that are subject to numerous risks and uncertainties that could cause actual results to materially differ from those anticipated. Such risks and uncertainties include, among others, general business and economic conditions, and competitive and regulatory actions.

ILLINI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003

			$	%
	2004	2003	Change	Change
ASSETS
Cash and due from banks	$8,136,475	$8,622,769	$(486,294)	-5.64%
Interest bearing deposits in other banks	65,731	31,391	34,340	109.39%
Federal funds sold	3,359,000	7,262,000	(3,903,000)	-53.75%
Investment securities available for sale	57,024,370	47,985,138	9,039,232	18.84%
Loans, net of unearned	158,994,660	188,491,904	(29,497,244)	-15.65%
Allowance for loan losses	(2,411,775)	(2,359,293)	(52,482)	2.22%

Net loans	156,582,885	186,132,611	(29,549,726)	-15.88%

Premises and equipment	5,902,650	6,254,835	(352,185)	-5.63%
Other real estate owned	994,491	3,917,883	(2,923,392)	-74.62%
Accrued interest receivable	1,648,705	1,838,272	(189,567)	-10.31%
Goodwill and other intangibles	2,038,302	2,102,902	(64,600)	-3.07%
Other assets	1,763,325	611,404	1,151,921	188.41%

	$237,515,934	$264,759,205	$(27,243,271)	-10.29%

LIABILITIES AND SHAREHOLDER’S EQUITY
Non-interest bearing demand deposits	$37,569,368	$34,400,340	$3,169,028	9.21%
Interest bearing deposits:
NOW and money market accounts	57,797,191	59,489,675	(1,692,484)	-2.85%
Savings deposits	21,901,651	21,408,022	493,629	2.31%
Time deposits, $100,00 and over	13,208,888	18,318,842	(5,109,954)	-27.89%
Other time deposits	68,241,715	92,998,275	(24,756,560)	-26.62%

Total deposits	198,718,813	226,615,154	(27,896,341)	-12.31%

Federal funds purchased	700,000	0	700,000	0.00%
Securities sold under agreements to repurchase	691,694	527,347	164,347	31.16%
Other short-term borrowings	0	0	0	0.00%
Other long-term borrowings	13,298,353	11,347,011	1,951,342	17.20%
Preferred securities of subsidiary trust	9,000,000	9,000,000	0	0.00%
Accrued interest payable	812,911	1,081,914	(269,003)	-24.86%
Other liabilities	868,950	1,147,049	(278,099)	-24.24%

Total liabilities	224,090,721	249,718,475	(25,627,754)	-10.26%

Shareholders’ equity:
Common Stock (1)	5,718	5,718	0	0.00%
Capital surplus	9,037,660	9,070,373	(32,713)	-0.36%
Retained earnings	10,614,975	12,068,479	(1,453,504)	-12.04%
Treasury Stock (2)	(7,076,700)	(7,203,960)	127,260	-1.77%
Net unrealized gains (losses) on investments	843,560	1,100,120	(256,560)	-23.32%

Total shareholders’ equity	13,425,213	15,040,730	(1,615,517)	-10.74%

	$237,515,934	$264,759,205	$(27,243,271)	-10.29%

(1)	45,000,000 shares authorized; 571,789 shares issued and outstanding

(2)	157,260 shares at 12/31/04 and 160,088 shares at 12/31/03

ILLINI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Twelve Months Ended December 31, 2004 and 2003

			$	%
	2004	2003	Change	Change
Interest income:
Interest and fees on loans	$11,058,320	$12,965,187	$(1,906,867)	-14.71%
Interest on investments in debt and marketable equity
Taxable	1,126,514	982,902	143,612	14.61%
Exempt from federal income taxes	751,223	873,720	(122,497)	-14.02%
Interest on short term investments	93,520	141,562	(48,042)	-33.94%

Total interest income	13,029,577	14,963,371	(1,933,794)	-12.92%

Interest expense:
Interest on deposits:
NOW and money market accounts	524,339	562,288	(37,949)	-6.75%
Savings deposits	132,477	156,210	(23,733)	-15.19%
Time deposits, $100,000 and over	427,139	748,661	(321,522)	-42.95%
Other time deposits	2,171,497	3,706,823	(1,535,326)	-41.42%
Interest on short-term debt	20,293	18,242	2,051	11.24%
Interest on long-term debt	396,655	393,209	3,446	0.88%
Interest on preferred securities of sub. trust	946,458	946,458	0	0.00%

Total interest expense	4,618,858	6,531,891	(1,913,033)	-29.29%

Net interest income	8,410,719	8,431,480	(20,761)	-0.25%

Provision for loan losses	1,394,500	1,081,000	313,500	29.00%

Net interest income after provision for loan losses	7,016,219	7,350,480	(334,261)	-4.55%

Noninterest income:
Service charges on deposit accounts	1,555,589	1,379,095	176,494	12.80%
Other fee income	270,623	457,091	(186,468)	-40.79%
Mortgage loan servicing fees	139,075	542	138,533	25559.59%
Gain on sale of mortgage loans	(160,128)	202,071	(362,199)	-179.24%
Securities gains (losses)	26,506	0	26,506	0.00%
Other	296,234	188,788	107,446	56.91%

Total Noninterest income	2,127,899	2,227,587	(99,688)	-4.48%

Noninterest expense:
Salaries and employee benefits	5,144,900	4,473,963	670,937	15.00%
Net occupancy expense	729,914	759,947	(30,033)	-3.95%
Equipment expense	209,682	229,870	(20,188)	-8.78%
Data processing	677,971	782,360	(104,389)	-13.34%
Supplies	169,625	165,721	3,904	2.36%
Communication and transportation	502,459	464,379	38,080	8.20%
Marketing and advertising	277,043	145,408	131,635	90.53%
Correspondent and processing fees	233,195	300,310	(67,115)	-22.35%
Loan and OREO expenses	2,082,885	323,022	1,759,863	544.81%
Professional fees	712,587	585,530	127,057	21.70%
Regulatory fees	115,559	102,823	12,736	12.39%
Other operating expenses	762,355	811,067	(48,712)	-6.01%

Total noninterest expense	11,618,175	9,144,400	2,473,775	27.05%

Income before income tax expense (benefit)	(2,474,057)	433,667	(2,907,724)	-670.50%
Income tax expense (benefit)	(1,252,689)	(160,942)	(1,091,747)	678.35%

Net income	$(1,221,368)	$594,609	$(1,815,977)	-305.41%

Income per common share	$(2.95)	1.44	$(4.39)	-304.25%

Weighed average common shares outstanding	414,034	411,701